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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-32818) of IFCO Systems N.V. of our report dated April 26, 2000 relating to the combined and consolidated financial statements of IFCO Systems N.V. and its subsidiaries (collectively "the Company"), which appears in this Form 20-F.

Dusseldorf, June 14, 2000

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

[SIGNATURE APPEARS HERE]

(Betz)